OFFICE DEPOT

                                                                    NEWS RELEASE
--------------------------------------------------------------------------------
Contact:     Office Depot, Delray Beach
             Eileen H. Dunn, VP, Investor & Public Relations
             561/438-4930
             edunn@officedpot.com



               OFFICE DEPOT ANNOUNCES THIRD QUARTER 2000 RESULTS

DELRAY BEACH, Fla.--(BUSINESS WIRE)--Oct. 12, 2000--

     o    Continued Strength in Internet, International and Business Services

     o Softness in North American Retail Store Performance and Foreign Currency Exchange Negatively Impacted Results

     o    Business Review to Be Completed By Year-End

OFFICE DEPOT, INC. (NYSE:ODP - NEWS), the world's largest seller of office products, today announced third quarter results for the period ended September 23, 2000.

The Company reported that total sales for the third quarter of 2000 rose 9% to $2.8 billion as compared to $2.6 billion for the same period in 1999. Sales for the first nine months of 2000 grew 13% to $8.5 billion as compared to $7.5 billion for the same period last year. Comparable worldwide sales in the 805 stores and 43 delivery centers that have been open for more than one year increased 7% for the third quarter and 9% for the first nine months of 2000.

Third quarter earnings per share including merger and restructuring costs and other non-recurring charges and credits were $0.16 as compared to $0.00 for the same period last year. These figures include the net credit of $8.3 million after taxes, or $0.03 per share, for 2000 and the net charge of $73.3 million after tax benefits, or $0.18 per share, for 1999 related to merger and restructuring costs and other non-recurring charges and credits.

Earnings per share for the third quarter of 2000 excluding these one time credits and charges were $0.14, as compared to $0.19 for the same period in 1999.

Earnings per share for the first nine months of 2000 including merger and restructuring costs and other non-recurring charges and credits were $0.67 as compared to $0.45 for the same period last year. These figures include the net credit of $14.3 million after taxes, or $0.04 per share, for 2000 and the net charge of $83.0 million after tax benefits, or $0.20 per share, for 1999 related to merger and restructuring costs and non-recurring charges or credits.

Earnings per share for the first nine months of 2000 excluding these one-time credits and charges were $0.62 per share, as compared to $0.65 per share for the same period in 1999.

Included in non-recurring charges or credits for the third quarter was an after tax gain on sales of investments of $24.6 million and $1.1 million after tax credit related to merger and restructuring. Also included in non-recurring charges or credits for the third quarter of 2000 were one-time costs of $17.4 million, after tax benefits, primarily related to severance costs associated with changes in the Company's senior executive management. Third quarter 1999 included non-recurring charges of $29.3 million, after tax benefits, for store relocations and closures; $35.3 million, after tax benefits, related to a provision for slow moving and obsolete inventories and $8.7 million of merger and restructuring charges after tax benefits.

Included in non-recurring charges or credits for the first nine months of 2000 were after tax gains on sales of investments of $36.5 million. Also included in non-recurring charges or credits for the first nine months of 2000 were one-time costs of $20.5 million, after tax benefits, primarily related to severance costs associated with changes in the Company's senior executive management and merger and restructuring charges of $1.7 million, after tax benefits. Results for the first nine months of 1999 included non-recurring charges of $29.3 million, after tax benefits, for store relocations and closures; $35.3 million, after tax benefits, related to a provision for slow moving and obsolete inventories and $18.4 million, after tax benefits, of merger and restructuring charges.

Bruce Nelson, Office Depot's recently appointed CEO, commented, "Throughout the quarter we saw strong sales performance and market share growth in our Business Services Group, our Internet sales in particular, and our International
Division.  These  results were  overshadowed,  however,  by weak North  American
Retail store sales, and our overall quarterly  results were negatively  impacted by:

     o Previously announced price reductions in selected inkjet, toner and paper SKU's to compete with warehouse clubs,
     o    Higher North American warehouse operating costs,
     o Continued under performance of the class of 1998, 1999, and 2000 retail stores and
     o    Unfavorable foreign currency exchange rates.

As previously announced, we are conducting a comprehensive review and analysis focused on all aspects of our business, with particular emphasis on the under-performance of North American retail stores and the cost structure of our U.S. warehouses. We expect to complete the review before year-end, and as a result we are not yet in a position to provide meaningful and specific guidance to our shareholders and analysts until this review is completed."

"While we face a number of critical issues and it will take time to resolve all of them, we are working hard to recapture our capital market leadership position in an industry that still has significant growth opportunities. We are well positioned to take advantage of our industry leadership positions in the Internet, our highly profitable International business, and in our delivery and direct marketing businesses. We also have one of the leading positions in North American retail sales and profitability; and in spite of our recent performance, we still see significant sales and profit opportunities in all aspects of our business, including North American retail stores."

SEGMENT RESULTS
---------------

The following discussion of segment results excludes non-recurring charges in 1999 related to the provision for slow moving and obsolete inventories as discussed above. The provision for slow moving and obsolete inventories totaled $39.2 million in the North American Retail division, $15.5 million in the Business Services Group division, and $1.4 million in the International Division. The remainder of non-recurring charges and credits included in the 2000 and 1999 periods did not impact the Company's segment results.

NORTH AMERICAN RETAIL
Third quarter sales in the North American Retail Division rose 7% to $1.6 billion and 10% in the first nine months of 2000 to $4.8 billion, as compared with $1.5 billion and $4.3 billion during the same periods in 1999. Comparable store sales in the 776 stores throughout the U.S. and Canada that have been open for more than one year decreased 1% for the third quarter, but increased 1% for the first nine months of 2000. Sales were impacted by softness in technology related products. Office Depot did not have a competitive ISP offering in the Company's stores during most of the quarter. As a result, computer sales and the related "market basket" of higher margin computer-related hardware products were negatively impacted during the quarter.

North American Retail Division operating profit was $85.8 million in the third quarter, as compared with $125.6 million in the third quarter of 1999. For the first nine months of 2000 store operating profit was $345.7 million as compared to $400.9 million last year. Operating performance was impacted by soft comparable sales and previously announced selected price reductions in the paper, ink and toner categories, as well as the continued under-performance of the Company's 1998, 1999 and early 2000 class of new stores.

During the third quarter, Office Depot continued to expand its store base by opening 13 new stores, relocating one store and closing five under-performing stores. At the end of the quarter, Office Depot operated a total of 863 office product superstores throughout the United States and Canada.

BUSINESS SERVICES GROUP
Third quarter sales in the Business Services Group rose 16% to $898 million and 18% in the first nine months of 2000 to $2.7 billion, as compared to $776 million during the third quarter and $2.3 billion in the first nine months of 1999. The Company has continued to gain market share and has benefited from overall industry growth in the Internet, contract and direct mail businesses.

Warehouse operating profit was $55.3 million in the third quarter of 2000, a decrease of 14% compared to $64.0 million in the third quarter of 1999. For the first nine months of 2000, warehouse operating profit decreased 1% to $186.0 million as compared to $187.5 million for the same period in 1999. Operating results were impacted by previously announced selected price reductions in paper, ink and toner, as well as the continued impact of higher warehouse costs as compared with 1999.

Office Depot's domestic Internet business continued its explosive growth during the period. Third quarter sales increased 121% to $219.0 million in the third quarter of 2000, as compared with $98.9 million during the same period in 1999. Sales for the first nine months were up 162% to $574.0 million, as compared to $219.4 million for the same period last year. These sales reflect all domestic online sales, including those from its domestic public Web sites -- WWW.OFFICEDEPOT.COM and WWW.VIKINGOP.COM -- and Office Depot's contract business-to-business sites.

INTERNATIONAL DIVISION
Sales and operating profit in the Company's International Division were significantly impacted by the deterioration of the euro and the pound sterling in relation to the US dollar during the third quarter and first nine months of 2000 as compared to the same periods in 1999.

Sales in the International Division increased 7% to $337 million for the third quarter, and 13% in the first nine months of 2000 to $1.1 billion, as compared with the $313 million in the third quarter and $945 million in the first nine months of 1999. In local currencies, sales rose 19% for the third quarter and 23% for the first nine months of 2000. In the majority of the countries in which the Company operates sales performance in local currencies grew by more than 22%. However, unfavorable exchange rates impacted reported sales results by approximately $36.2 million in the third quarter and $89.9 million in the first nine months of the year.

Third quarter 2000 store and warehouse operating profit in the International Division was $45.0 million, an increase of 30% from the $34.6 million in the same period in 1999. Store and warehouse operating profit rose 17% in the first nine months of 2000 to $138.0 million as compared with $118.1 million in the same period last year. Operating profit in local currencies grew 51% in the third quarter and 32% in the nine-month period. Unfavorable exchange rates as compared with last year impacted operating results by approximately $5.7 million in the third quarter and $14.2 million in the first nine months of the year. Operating performance on a local currency basis continued to benefit from increases in productivity and lower operating costs.

International Internet expansion has continued with the launch of four more Web sites outside of the U.S., including Viking Australia, Viking Japan, ODP Japan and Viking France. The Company now has a total of eight unique websites outside of the United States, seven of which have been launched this year.

During the third quarter the Company also announced the launch of its European Business Services Division in the United Kingdom. Office Depot's European
Business Services Division will now be able to better service medium to large-sized corporate accounts in Europe though specialized sales forces, individualized pricing for key corporate accounts, and overnight order fulfillment. The Company sees enormous opportunity to grow its international business through this new sales channel under the Office Depot brand, in addition to its existing Office Depot retail store operations and Viking brand catalog businesses.

Also during the quarter, the Company opened four new international stores under the Office Depot name - two in Mexico and one each in France and Poland. As of September 23, 2000, Office Depot operated in 17 countries outside of the United States and Canada. In addition, through a combination of wholly-owned operations, joint ventures and international licensing agreements, there were 126 Office Depot stores at the end of the quarter in 8 countries outside of the United States and Canada, with 46 stores in Mexico, 28 stores in France, 22 in Israel, 16 in Poland, 7 in Japan, 3 in Hungary, and 2 each in Colombia and Thailand. Along with its international stores, the Company also has delivery and catalog operations in 14 countries outside of the United States and Canada.

STOCK REPURCHASE PROGRAM
------------------------

During the third quarter, the Company repurchased an additional 12 million Office Depot common shares under the current authorized buyback program. To date, a total of 79 million Office Depot common shares have been repurchased for $780 million plus commissions.

CONFERENCE CALL INFORMATION

Office Depot will hold a conference call for investors and analysts at 8:00 a.m. (Eastern Time) on today's date. The conference call will be available to all investors via Webcast at WWW.OFFICEDEPOT.COM/CORPINFO/CONFERENCECALL.ASP. Interested parties may contact Investor Relations at 561-438-1680 for further information on the conference call.

As of September 23, 2000, the Company operated 863 office supply superstores in the United States and Canada, in addition to a national business-to-business delivery network supported by 29 delivery centers, more than 60 local sales offices and seven regional call centers. Furthermore, the Company owned and operated 28 office supply stores in France and seven stores in Japan; had mail order and delivery operations in 14 countries outside of the United States and Canada; and under joint venture and licensing agreements, had 91 additional stores operating under the Office Depot name in six other foreign countries. The Company also operates an award-winning U.S. Office Depot brand Internet Web site at www.officedepot.com where customers can access Office Depot's low competitive prices seven days a week, twenty-four hours a day, and it operates WWW.OFFICEDEPOT.CO.JP in Japan as well as Viking brand Web sites at www.vikingop.com in the United States, WWW.VIKING-DIRECT.CO.UK in the United Kingdom, WWW.VIKING.DE in Germany, WWW.VIKINGDIRECT.NL in The Netherlands, WWW.VIKINGOP.IT in Italy, WWW.VIKINGOP.COM.AU in Australia, WWW.VIKINGOP.CO.JP in Japan and WWW.VIKINGDIRECT.FR in France. Office Depot's common stock is traded on the New York Stock Exchange under the symbol ODP and is included in the S&P 500 Index.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: Except for historical information, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, including projections and anticipated levels of performance, involve risks and uncertainties which may cause actual results to differ materially from those discussed herein. These risks and uncertainties are detailed from time to time by Office Depot in its filings with the United States Securities and Exchange Commission, including without limitation its most recent filing on Form 10-K, filed in March, 2000 and subsequent 10-Q filings. You are strongly urged to review such filings for a more detailed discussion of such risks and uncertainties. The Company's SEC filings are readily obtainable at no charge at www.sec.gov, WWW.10KWIZARD.COM and at WWW.FREEEDGAR.COM as well as on a number of other commercial Web sites.

                                      ###

                  OFFICE DEPOT, INC. AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
               (In thousands, except per share amounts)
                                   (Unaudited)

                      13 Weeks   13 Weeks     39 Weeks     39 Weeks
                        Ended      Ended        Ended        Ended
                      Sept. 23,   Sept. 25,    Sept. 23,   Sept. 25,
                        2000       1999          2000         1999
                     ----------- ----------   ----------- ------------
Sales                $2,820,735  $2,578,500   $8,514,836  $ 7,544,387
Cost of goods
 sold and
 occupancy costs      2,087,769   1,928,508    6,197,117    5,487,312
                     ----------- -----------  ----------- ------------

  Gross profit          732,966     649,992    2,317,719    2,057,075

Store and warehouse
 operating and
 selling expenses       546,944     481,954    1,648,278    1,406,833
Pre-opening expenses      2,823       5,007        8,630       16,709
General and
 administrative
 expenses               137,243     106,129      358,645      285,559
Merger and
 restructuring
 costs                   (3,177)      8,955        1,204       24,434
Store closure costs           -      46,438            -       46,438
                     ----------- -----------  ----------- ------------
                        683,833     648,483    2,016,757    1,779,973

  Operating profit       49,133       1,509      300,962      277,102

Other income
 (expense):
  Interest income         2,666       8,654        9,551       27,076
  Interest expense       (9,318)     (6,505)     (23,584)     (19,556)
  Miscellaneous
   income (expense),
   net                   39,310        (461)      59,899       (4,106)
                     ----------- -----------  ----------- ------------

  Earnings before
   income taxes          81,791       3,197      346,828      280,516

Income taxes             31,169       4,270      129,233      106,897
                     ----------- -----------  ----------- ------------

   Net earnings        $ 50,622    $ (1,073)   $ 217,595    $ 173,619
                     =========== ===========  =========== ============

Earnings per common
 share:
   Basic                 $ 0.17      $ 0.00       $ 0.69       $ 0.47
   Diluted                 0.16        0.00         0.67         0.45

Weighted average number of common shares outstanding:
   Basic                304,111     368,878      313,804      371,989
   Diluted              330,215     374,673(a)   340,709      405,859

(a) Weighted average shares exclude 24,743 shares in the quarter ended September 25, 1999 attributable to convertible debt, as the assumed conversion of these shares has an anti-dilutive effect on earnings per share.

                  OFFICE DEPOT, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
          (In thousands, except share and per share amounts)

                                               As of          As of
                                           September 23,  December 25,
                                               2000           1999
                                           ------------   ------------
                                            (Unaudited)

ASSETS
Current assets:
  Cash and cash equivalents                  $ 225,683      $ 218,784
  Receivables, net                             852,094        849,478
  Merchandise inventories, net               1,390,245      1,436,879
  Deferred income taxes and
   other assets                                128,963        125,911
                                           ------------   ------------

     Total current assets                    2,596,985      2,631,052

Fixed assets:
  Property and equipment, at cost            1,854,349      1,723,013
  Less accumulated depreciation
   and amortization                            672,652        577,385
                                           ------------   ------------

     Net fixed assets                        1,181,697      1,145,628

Goodwill, net                                  232,933        240,166
Other assets                                   183,716        259,337
                                           ------------   ------------
                                           $ 4,195,331    $ 4,276,183
                                           ============   ============

LIABILITIES
Current liabilities:
  Accounts payable                         $ 1,242,767    $ 1,239,301
  Accrued expenses and other liabilities       444,902        414,690
  Income taxes payable                          44,199         39,588
  Current maturities of long-term debt         258,576        250,466
                                           ------------   ------------

     Total current liabilities               1,990,444      1,944,045

 Deferred income taxes and other credits        87,981        103,319
 Long-term debt, net of current maturities     344,821        321,099

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
 Common stock - authorized 800,000,000
  shares of $.01 par value; issued
  378,021,775 in 2000 and 376,212,439
  in 1999                                        3,780          3,762
 Additional paid-in capital                    939,993        926,295
 Unamortized value of long-term
  incentive stock grant                         (2,813)        (4,065)
 Accumulated other comprehensive income        (72,090)        15,730
 Retained earnings                           1,684,954      1,467,359
 Treasury stock, at cost - 79,125,319
  shares in 2000 and 46,770,272
  shares in 1999                              (781,739)      (501,361)
                                           ------------   ------------
                                             1,772,085      1,907,720
                                           ------------   ------------
                                           $ 4,195,331    $ 4,276,183
                                           ============   ============

                  OFFICE DEPOT, INC. AND SUBSIDIARIES
     STATEMENTS OF STORE AND WAREHOUSE OPERATING PROFIT BY SEGMENT
                                 (In thousands)
                                   (Unaudited)

                                   NAR(1)       BSG(2)   International

3rd Quarter 2000
----------------

 Sales                           $1,587,053   $  897,854   $  336,669
 Cost of goods
  sold and occupancy
  costs                           1,257,300      627,382      203,557
                                 ----------   ----------   ----------

 Gross profit                       329,753      270,472      133,112

 Store and warehouse
  operating and
  selling expenses                  243,946      215,151       88,130
                                 ----------   ----------   ----------

 Store and warehouse
  operating profit               $   85,807   $   55,321   $   44,982
                                 ==========   ==========   ==========


Year-to-date September 2000
---------------------------

 Sales                           $4,798,703   $2,650,331   $1,068,601
 Cost of goods
  sold and occupancy
  costs                           3,729,318    1,823,543      645,951
                                 ----------   ----------   ----------

 Gross profit                     1,069,385      826,788      422,650

 Store and warehouse
  operating and
  selling expenses                  723,725      640,807      284,679
                                 ----------   ----------   ----------

 Store and warehouse
  operating profit               $  345,660   $  185,981   $  137,971
                                 ==========   ==========   ==========

3rd Quarter 1999(3)
-------------------

 Sales                           $1,489,992   $  775,908   $  313,489
 Cost of goods
  sold and occupancy
  costs                           1,186,542      550,628      191,860
                                 ----------   ----------   ----------

 Gross profit                       303,450      225,280      121,629

 Store and warehouse
  operating and
  selling expenses                  217,056      176,764       88,416
                                 ----------   ----------   ----------

 Store and warehouse
  operating profit               $   86,394   $   48,516   $   33,213
                                 ==========   ==========   ==========


Year-to-date September 1999(3)
------------------------------

 Sales                           $4,348,140   $2,254,387   $  944,926
 Cost of goods
  sold and occupancy
  costs                           3,366,995    1,557,502      564,650
                                 ----------   ----------   ----------

 Gross profit                       981,145      696,885      380,276

 Store and warehouse
  operating and
  selling expenses                  619,474      524,837      263,574
                                 ----------   ----------   ----------

 Store and warehouse
  operating profit               $  361,671   $  172,048   $  116,702
                                 ==========   ==========   ==========


                                    Other        Total

3rd Quarter 2000
----------------

 Sales                           $     (841)   $2,820,735
 Cost of goods
  sold and occupancy
  costs                                (470)    2,087,769
                                 ----------    ----------

 Gross profit                          (371)      732,966

 Store and warehouse
  operating and
  selling expenses                     (283)      546,944
                                 ----------    ----------

 Store and warehouse
  operating profit               $      (88)   $  186,022
                                 ==========    ==========


Year-to-date September 2000
---------------------------

 Sales                           $   (2,799)   $8,514,836
 Cost of goods
  sold and occupancy
  costs                              (1,695)    6,197,117
                                 ----------    ----------

 Gross profit                        (1,104)    2,317,719

 Store and warehouse
  operating and
  selling expenses                     (933)    1,648,278
                                 ----------    ----------

 Store and warehouse
  operating profit               $     (171)   $  669,441
                                 ==========    ==========

3rd Quarter 1999(3)
-------------------

 Sales                           $     (889)   $2,578,500
 Cost of goods
  sold and occupancy
  costs                                (522)    1,928,508
                                 ----------    ----------

 Gross profit                          (367)      649,992

 Store and warehouse
  operating and
  selling expenses                     (282)      481,954
                                 ----------    ----------

 Store and warehouse
  operating profit               $      (85)   $  168,038
                                 ==========    ==========


Year-to-date September 1999(3)
------------------------------

 Sales                           $   (3,066)   $7,544,387
 Cost of goods
  sold and occupancy
  costs                              (1,835)    5,487,312
                                 ----------    ----------

 Gross profit                        (1,231)    2,057,075

 Store and warehouse
  operating and
  selling expenses                   (1,052)    1,406,833
                                 ----------    ----------

 Store and warehouse
  operating profit               $     (179)   $  650,242
                                 ==========    ==========


1   North American Retail Division

2   Business Services Group

3 In the first quarter of 2000, management redefined its operating and reporting segments. Accordingly, all segment results have been restated from previously disclosed results.

                  OFFICE DEPOT, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                               39 Weeks     39 Weeks
                                                 Ended        Ended
                                               Sept. 23,    Sept. 25,
                                                 2000         1999
                                               ---------    ---------
Cash flows from operating activities:
 Net earnings                                  $ 217,595    $ 173,619
 Adjustments to reconcile
  net earnings to net cash provided
   by operating activities:
      Depreciation and amortization              144,634      123,061
      Provision for losses on
       inventories and receivables                75,850      118,541
      Changes in assets and liabilities           28,731       20,528
      Other operating activities, net            (31,581)      13,897
                                               ---------    ---------
    Net cash provided by operating activities    435,229      449,646
                                               ---------    ---------


Cash flows from investing activities:
 Proceeds from maturities or
  sales of investment securities                  54,006       42,006
 Purchases of investment securities              (24,612)    (110,161)
 Capital expenditures, net
  of proceeds from sales                        (181,203)    (292,502)
 Other investing activities                         --        (21,897)
                                               ---------    ---------
    Net cash used in investing activities       (151,809)    (382,554)
                                               ---------    ---------


Cash flows from financing activities:
 Proceeds from exercise of
  stock options and sale of stock
  under employee stock purchase plans              9,713       52,011
 Acquisition of treasury stock                  (280,378)    (329,718)
 Other financing activities, net                   6,688       12,825
                                               ---------    ---------
    Net cash used in financing activities       (263,977)    (264,882)
                                               ---------    ---------


Effect of exchange rate changes on cash and
 cash equivalents                                (12,544)      (3,411)
                                               ---------    ---------


Net increase (decrease) in
 cash and cash equivalents                         6,899     (201,201)
 Cash and cash equivalents
 at beginning of period                          218,784      704,541
                                               ---------    ---------
 Cash and cash equivalents
  at end of period                             $ 225,683    $ 503,340
                                               =========    =========

                            EXHIBIT
                            -------

    The following table summarizes the components of non-recurring charges and credits included in the Company's quarterly and year-to-date periods, as well as their presentation in the Company's Statements of Earnings.

                            Charge (credit)
                 (In thousands, except per share amounts)

                          13 Weeks Ended September 23,
                                      2000
                        --------------------------------------
                          G&A     Merger &       Misc.    Total
                                restructuring   income

                        --------------------------------------
Merger and
restructuring costs                $(3,177)             $(3,177)

Severance and other
costs, primarily
related to executive
management changes      $27,544                          27,544

Gain on sales of
investments                                  $(38,990)  (38,990)

Store relocations and
closures

Obsolete inventories

                        ----------------------------------------
Total non-recurring
charges/credits           27,544  (3,177)    (38,990)   (14,623)


Income tax effect of
charges/credits         (10,191)    2,082      14,426     6,317

                        ----------------------------------------
Total non-recurring
charges/credits,        $17,353   $(1,095)   $(24,564)  $(8,306)
net of taxes
                        ========================================

Impact on earnings
per share                 $0.05     $0.00      $(0.07)   $(0.03) (a)

                        ========================================


                             13 Weeks Ended September 25,
                                        1999
                        -----------------------------------------
                           COGS      Merger &       Store    Total
                                  restructuring   closure
                        ------------------------------------------
Merger and
restructuring costs                  $8,955                 $8,955


Severance and other
costs, primarily
related to executive
management changes

Gain on sales of
investments

Store relocations and
closures                                          $46,438   46,438

Obsolete inventories    $56,100                             56,100

                        ------------------------------------------
Total non-recurring
charges/credits          56,100       8,955        46,438  111,493

Income tax effect of
charges/credits         (20,757)       (227)      (17,182) (38,166)

                        ------------------------------------------
Total non-recurring
charges/credits,
net of taxes            $35,343      $8,728       $29,256  $73,327

                        ===========================================

Impact on earnings
per share                 $0.09       $0.02         $0.07    $0.18
                        ===========================================



                                  39 Weeks Ended September 23,
                                               2000
                       --------------------------------------------
                          G&A     Merger &          Misc.     Total
                               restructuring       income

                       ---------------------------------------------
Merger and
restructuring costs               $1,204                    $1,204

Severance and other
costs, primarily
related to executive
management changes      $32,544                             32,544

Gain on sales of
investments                                      $(57,950) (57,950)

Store relocations and
closures

Obsolete inventories                                             -

                        -------------------------------------------

Total non-recurring
charges/credits          32,544    1,204          (57,950) (24,202)

Income tax effect of
charges/credits         (12,041)     461           21,441    9,861

                        -------------------------------------------

Total non-recurring
charges/credits,
net of taxes            $20,503   $1,665         $(36,509)$(14,341)

                        ===========================================

Impact on earnings
per share                 $0.06    $0.01           $(0.11)  $(0.04)
                        ===========================================


                               39 Weeks Ended September 25,
                                            1999
                        -------------------------------------------
                          COGS      Merger &       Store    Total
                                  restructuring   closure
                        -------------------------------------------

Merger and
restructuring costs                 $24,434                $24,434

Severance and other
costs, primarily
related to executive
management changes

Gain on sales of
investments

Store relocations and
closures                                          $46,438   46,438

Obsolete inventories    $56,100                             56,100

                        -------------------------------------------

Total non-recurring
charges/credits          56,100   24,434           46,438  126,972

Income tax effect of
charges/credits         (20,757)  (6,002)         (17,182) (43,941)

                        -------------------------------------------

Total non-recurring
charges/credits,
net of taxes            $35,343  $18,432          $29,256  $83,031

                        ===========================================

Impact on earnings
per share                 $0.09    $0.05            $0.07    $0.20 (a)
                        ===========================================

(a) Due to rounding, amounts do not add across.


                          EXHIBIT (CONTINUED)

    The following table presents the Company's Statements of Earnings, both before and after the non-recurring charges and credits described above.

               (In thousands, except per share amounts)

                              13 Weeks Ended September 23, 2000
                           -----------------------------------------
                                                          Excluding
                                 As     Non-recurring   Non-recurring
                              Reported Charges/Credits Charges/Credits
                           -----------------------------------------
Sales                      $ 2,820,735                   $ 2,820,735

Cost of goods sold
 and occupancy costs         2,087,769                     2,087,769
                           -----------------------------------------

  Gross profit                 732,966                       732,966

Store and warehouse
 operating and
 selling expenses              546,944                       546,944
Pre-opening expenses             2,823                         2,823
General and
 administrative expenses       137,243       $(27,544)       109,699
Merger and restructuring
 costs                          (3,177)         3,177           --
Store closure costs                                             --
                           -----------------------------------------
                               683,833        (24,367)       659,466

  Operating profit              49,133         24,367         73,500

Other income (expense):
  Interest income                2,666                         2,666
  Interest expense              (9,318)                       (9,318)
  Miscellaneous income
  (expense), net                39,310        (38,990)           320
                           -----------------------------------------
  Earnings before
   income taxes                 81,791        (14,623)        67,168
Income taxes                    31,169         (6,317)        24,852
                           -----------------------------------------

   Net earnings            $    50,622    $    (8,306)   $    42,316
                           =========================================
Earnings per common
 share:
 Diluted                         $0.16         $(0.03)        $0.14(a)

                              13 Weeks Ended September 25, 1999

                           -----------------------------------------
                                                         Excluding
                           As          Non-recurring   Non-recurring
                           Reported    Charges/Credits Charges/Credits
                           -----------------------------------------
Sales                      $ 2,578,500                   $ 2,578,500

Cost of goods sold
 and occupancy costs         1,928,508       $(56,100)     1,872,408
                           -----------------------------------------

  Gross profit                 649,992         56,100        706,092

Store and warehouse
 operating and
 selling expenses              481,954                       481,954
Pre-opening expenses             5,007                         5,007
General and
 administrative expenses       106,129                       106,129
Merger and restructuring
 costs                           8,955         (8,955)          --
Store closure costs             46,438        (46,438)          --
                           -----------------------------------------
                               648,483        (55,393)       593,090

  Operating profit               1,509        111,493        113,002

Other income (expense):
  Interest income                8,654                         8,654
  Interest expense              (6,505)                       (6,505)
  Miscellaneous income
  (expense), net                  (461)                         (461)
                           -----------------------------------------
  Earnings before
   income taxes                  3,197        111,493        114,690
Income taxes                     4,270         38,166         42,436
                           -----------------------------------------

   Net earnings            $    (1,073)   $    73,327    $    72,254
                           =========================================

Earnings per common
 share:
 Diluted                   $      0.00     $     0.18     $     0.19(a)


                                39 Weeks Ended September 23, 2000
                           -----------------------------------------
                                                         Excluding
                           As          Non-recurring   Non-recurring
                           Reported    Charges/Credits Charges/Credits
                           -----------------------------------------

Sales                      $ 8,514,836                   $ 8,514,836

Cost of goods sold
 and occupancy costs         6,197,117                     6,197,117
                           -----------------------------------------

  Gross profit               2,317,719                     2,317,719

Store and warehouse
 operating and
 selling expenses            1,648,278                     1,648,278
Pre-opening expenses             8,630                         8,630
General and
 administrative expenses       358,645       $(32,544)       326,101
Merger and restructuring
 costs                           1,204         (1,204)          --
Store closure costs                                             --
                           -----------------------------------------
                             2,016,757        (33,748)     1,983,009

  Operating profit             300,962         33,748        334,710

Other income (expense):
  Interest income                9,551                         9,551
  Interest expense             (23,584)                      (23,584)
  Miscellaneous income
  (expense), net                59,899        (57,950)         1,949
  Earnings before
   income taxes                346,828        (24,202)       322,626
Income taxes                   129,233         (9,861)       119,372
                           -----------------------------------------

   Net earnings            $   217,595    $   (14,341)   $   203,254
                           =========================================

Earnings per common
 share:
 Diluted                         $0.67         $(0.04)         $0.62

                              39 Weeks Ended September 25, 1999
                                                          Excluding
                           As          Non-recurring   Non-recurring
                           Reported    Charges/Credits Charges/Credits
                           -----------------------------------------
Sales                      $ 7,544,387                   $ 7,544,387

Cost of goods sold
 and occupancy costs         5,487,312       $(56,100)     5,431,212
                           -----------------------------------------

  Gross profit               2,057,075         56,100      2,113,175

Store and warehouse
 operating and
 selling expenses            1,406,833                     1,406,833
Pre-opening expenses            16,709                        16,709
General and
 administrative expenses       285,559                       285,559
Merger and restructuring
 costs                          24,434        (24,434)          --
Store closure costs             46,438        (46,438)          --
                           -----------------------------------------
                             1,779,973        (70,872)     1,709,101

  Operating profit             277,102        126,972        404,074

Other income (expense):
  Interest income               27,076                        27,076
  Interest expense             (19,556)                      (19,556)
  Miscellaneous income
  (expense), net                (4,106)                       (4,106)
                           -----------------------------------------
  Earnings before
   income taxes                280,516        126,972        407,488
Income taxes                   106,897         43,941        150,838
                           -----------------------------------------

   Net earnings            $   173,619    $    83,031    $   256,650
                           =========================================
Earnings per common
 share:
 Diluted                         $0.45          $0.20          $0.65

(a) Due to rounding, amounts do not add across.